EXHIBIT 10(gg)

                           QUAKER CHEMICAL CORPORATION
                     SUPPLEMENTAL RETIREMENT INCOME PROGRAM

         As Adopted by the Compensation/Management Development Committee
                               on November 6, 1984
                           as amended November 8, 1989

Purpose
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     The purpose of the Supplemental Retirement Income Program (the "Program")
is to provide Officers of Quaker Chemical Corporation (the "Company") an improved retirement program which will enhance the Company's ability to attract and retain committed senior executives, as well as to reflect their achievements and valued contributions to the Company.

Administration
--------------

     The Program shall be a non-qualified plan of deferred compensation for federal income tax purposes, administered by the Chief Financial Officer, subject to the supervision of the Compensation/Management Development Committee of the Board of Directors (the "Committee"). As the Program contemplates payment of benefits on a post-retirement basis, the Company will establish on the Company's books and records an appropriate account for each potentially eligible Officer, commencing with the month in which such Officer reaches the age of 55.

     At the time a potentially eligible Officer reaches the age of 55, a copy of the Program will be supplied to such Officer, as an attachment to a formal letter agreement between the Company and the Officer (the "Agreement"), formally committing the Company to provide the Officer with the supplemental benefits of the Program as described herein, upon achievement of his or her normal retirement age of 65 while in the employment of the Company or of one of the Company's affiliated companies ("Affiliates"). For this purpose, any corporation in which 40% or more of the voting power is held, directly or indirectly, by the Company, shall be deemed an Affiliate. The Agreement may contain such other provisions as the Company's Board of Directors may consider necessary or appropriate to protect the reasonable business interests of the Company. In the case of an Officer who continues to be employed by the Company or any of its Affiliates after reaching age 65, the benefits payable under this Program shall be deferred

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until the date of actual retirement and, in such a case, shall be based upon the factors in effect and otherwise computed as if retirement occurred at age 65 rather than the actual date of retirement. In the case of an Officer who elects early retirement before achieving the age of 65, the benefits payable shall be based on factors projected to be in effect at the date of the Officer's 65th birthday.

     The Board may, at any time, at its sole discretion, delete or change any provision of the Program. Further, the Board may, in its sole discretion, increase the benefit payable hereunder to any participant where the Board determines that it is appropriate so to do in order to carry out the purpose of the Program. Notwithstanding the foregoing, no change or deletion in the Program shall operate to diminish the potential benefits payable under the Program to any eligible Officer.

Eligibility
-----------

     Officers of the Company elected to his or her office by the Board of Directors are eligible to participate in the Program upon the achievement of the Officer's 55th birthday. Officers elected after achieving the age of 55 shall become eligible immediately upon election.

Basic Plan Concept
------------------

     The benefits payable under the Program are based on a formula which will provide the maximum supplemental benefit to Officers who have been employed by the Company (including any of the Company's Affiliates) for 30 or more years. For Officers whose employment is less than 30 years, the maximum supplemental benefit will be reduced by 2% for each full and fractional year less than 30 years of employment by the Company.

Definitions
-----------

     Salary. "Salary" means the actual or projected annual base salary on the date of the Officer's 65th birthday.

     Bonus. "Bonus" means the average of the three largest bonuses earned (not received) by the Officer concerned during his or her last five full consecutive calendar years of employment. Contributions made to the Company's Profit Sharing Plan (or any other plan of deferred compensation sponsored by the Company) shall not be included within the definition of this term.






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Benefit Calculation
-------------------

     The following factors will be taken into account in calculating the benefits payable to any given Officer under the Program --

                               First Calculation

Salary     plus           Bonus,

           less Actual Social Security taxes paid on Salary and Bonus,

           less Pennsylvania income tax on Salary and Bonus at the rate in effect on the date of retirement,

           less Federal income tax on Salary and Bonus, calculated in accordance with Internal Revenue Schedules for a joint return with no dependents,

           less Pennsylvania local taxes on Salary and Bonus, where applicable.

     Computation of the above will generate the "Net Pre-Retirement Income" of the Officer.

                               Second Calculation

Projected benefits
payable from the Com-
pany's qualified Pension.
Plan, based on the "Life
Only" option at age 65,           plus              Projected Social Security
                                                    benefit at age 65,
                                                    assuming that the Officer
                                                    is married and that both
                                                    the Officer and spouse
                                                    are the same age,

                                  less              Projected Pennsylvania
                                                    income taxes on projected
                                                    Pension and Social
                                                    Security benefits at the
                                                    actual rate,

                                  less              Projected federal income
                                                    taxes on projected
                                                    Pension and Social
                                                    Security benefits based
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                                                    on IRS schedules, for a
                                                    joint return with no
                                                    dependents,

                                  less              Pennsylvania local taxes
                                                    on projected Pension and
                                                    Social Security benefits
                                                    where applicable.

     Computation of the above will generate the "Net After-Retirement Income."

                               Third Calculation

          The maximum benefit payable will be equal to the amount (if any) by which the Net After-Retirement Income is less than 80% of the Net Pre-Retirement Income. As indicated above, the maximum benefit is payable to Officers who have completed 30 years of employment service, commencing with the first day of employment. In the case of Officers who have completed less than 30 years of employment, the benefit payable shall be reduced by 2% for each full and fractional year of employment less than 30.

Payments and Term
-----------------

     Benefits payable to retired Officers under the Program shall be made in equal monthly installments and shall be made for the life of the Officer only.




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